UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2026

Powerus Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Paragon Way Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-567-0323

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PUSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2026, Powerus Corporation (the “Company”) entered into an employment agreement with Leah Lunger to be its Chief Accounting Officer, with an expected start date of November 16, 2026.

Ms. Lunger, 36, brings extensive finance, accounting and public company reporting experience. She joins the Company from Lunger Consulting LLC, where she has provided public company financial consulting services since April 2026. Prior to this, Ms. Lunger spent five years with Red Cat Holdings, Inc. (“Red Cat”), a drone and robotic systems company, including as its Chief Financial Officer from 2024 to 2025, its Vice President of Finance from 2023 to 2024 and its Corporate Controller from 2020 to 2023. From 2017 to 2020, Ms. Lunger served as the Controller of Fat Shark Holdings, a provider of equipment to the drone industry, which was subsequently acquired by Red Cat. Ms. Lunger is a Certified Public Accountant and has a B.S. degree in Public Accountancy and B.A. degree in French from Calvin College.

In connection with her employment, the Company and Ms. Lunger have entered into an employment agreement, to be effective November 16, 2026, with an initial base salary of $235,000. Ms. Lunger will be eligible for target annual incentive award opportunities pursuant to the Company’s bonus program or cash incentive plan and will participate in employee benefit plans in effect from time to time. As part of her hiring, Ms. Lunger will receive a grant of 150,000 non-qualified stock options and a grant of 50,000 restricted stock units, in each case vesting in quarterly increments over the four-year period beginning three months after her start date. If her employment is terminated without cause, Ms. Lunger will be entitled to severance equal to three months of base salary.

The description of the employment agreement with Ms. Lunger does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Lunger has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Lunger and any other persons pursuant to which she was selected as an executive officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement between Powerus Corporation and Leah Lunger, dated October 17, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2026

Powerus Corporation

By:	/s/ Jim Biehl
Name:	Jim Biehl
Title:	Chief Legal Officer